Exhibit 99.1
CSB BANCORP, INC. REPORTS EARNINGS FOR THIRD QUARTER 2010
Third Quarter and Year to Date Highlights

	Quarter Ended	Nine Months Ended
	September 30, 2010	September 30, 2010
Diluted earnings per share	$0.32	$0.93

Net Income	$882,000	$2,540,000

Return on average common equity	7.41%	7.25%

Return on average assets	0.78%	0.77%
Millersburg, Ohio — October 25, 2010 — CSB Bancorp, Inc. (OTCBB: CSBB.ob) today announced third quarter 2010 net income of $882 thousand, or $.32 per basic and diluted share, as compared to $858 thousand, or $.31 per basic and diluted share for the same period in 2009.
Annualized returns on average common equity (“ROE”) and average assets (“ROA”) for the quarter were 7.41% and 0.78%, respectively, compared with 7.49% and 0.80% for the third quarter of 2009.
“Loan demand and economic activity remain soft in our market,” commented Eddie Steiner, CSB President and CEO. “The recessionary climate and high unemployment levels continue to exert pressure on credit quality and we are reserving for future loan losses that may exceed our historical norm. Our balance sheet remains strong, and while net income is 3% ahead of last year at this time, revenue is basically flat on a year to date basis.”
Total revenue amounted to $4.8 million during the quarter, unchanged from total revenue in the third quarter of 2009. Net interest income of $4.0 million increased $96 thousand or 2.4% over the same quarter of the prior year, and $130 thousand or 3.3% on a linked quarter basis.
Other income of $780 thousand reflects a decrease of $90 thousand or 10.3% from the same quarter in the prior year. The decline was primarily reflective of reduced gains from sales of loans and lower trust income.
Non-interest expense totaled $3.2 million during the quarter, an increase of $27 thousand or 0.9% from third quarter 2009.

Federal income tax expense was $402 thousand for third quarter 2010, reflecting an effective tax rate of 31.3%, compared to 31.6% for the same quarter in 2009. The decrease in the effective tax rate was primarily the result of a higher proportion of tax-exempt securities in the Company’s investment portfolio.
Average asset balances totaled $446 million for third quarter 2010, an increase of $9 million or 2.1% on a linked quarter basis and up $21 million or 4.9% over third quarter 2009. Total loan balances averaged $315 million during the quarter, up $4 million for the quarter, while $0.8 million or 0.3% below year ago levels. Average commercial loan balances, including commercial real estate, increased $4 million or 2.2% for the quarter, while average balances for residential mortgage and home equity loans declined $0.6 million or 0.5% during the quarter, and installment and other consumer average loan balances decreased $28 thousand, or 0.4%. The Company continues to experience a fair amount of consumer refinancing from existing in-house mortgages to the secondary mortgage market given prevailing low secondary market rates.
As of September 30, 2010, nonperforming assets totaled $5.4 million or 1.71% of period-end loans plus other real estate, compared with $3.7 million or 1.44% at September 30, 2009. Net charge-offs during the quarter amounted to $440 thousand. Year to date net charge-offs total $649 thousand, which equates to an annualized rate of 0.28% of average total loans, as compared to an annualized rate of 0.26% after nine months in the previous year.
The Company’s allowance for loan losses at September 30, 2010 was 1.39% of period end loans and the Company funded $238 thousand in loan loss provision during the quarter. The ratio of allowance for loan losses to nonperforming loans stood at 84% at quarter-end. Steiner remarked, “While charge-off activity year to date is running at about the same pace as last year, nonperforming loan balances remain somewhat elevated above prior year levels.”
Average deposit balances increased $9 million, or 2.7% during the quarter to $336 million. Within the deposit category, average balances for non interest-bearing accounts increased $6 million or 10.6%, while interest bearing checking, money market and savings average balances increased $543 thousand or 0.4% during the quarter and average time deposit balances increased $2.6 million, or 1.7%.
Short-term and other borrowings amounted to $61 million on September 30, a decrease of $1.9 million or 2.9% from June 30.
Shareholders’ equity totaled $47.2 million on September 30, 2010 with 2.7 million common shares outstanding and a tangible equity to assets ratio of 10.03% at quarter-end. The Company declared a common dividend of $.18 per share during the quarter.

About CSB Bancorp, Inc.
CSB is a financial holding company headquartered in Millersburg, Ohio, with approximate assets of $452 million as of September 30, 2010. CSB provides a complete range of banking and other financial services to consumers and businesses through its wholly owned subsidiary, The Commercial and Savings Bank, with fourteen banking centers in Holmes, Tuscarawas, Wayne and Stark counties and Trust offices located in Millersburg and Wooster, Ohio.
Forward-Looking Statement
This release contains forward-looking statements relating to present or future trends or factors affecting the banking industry, and specifically the financial condition and results of operations, including without limitation, statements relating to the earnings outlook of the Company, as well as its operations, markets and products. Actual results could differ materially from those indicated. Among the important factors that could cause results to differ materially are interest rate changes, softening in the economy, which could materially impact credit quality trends and the ability to generate loans, changes in the mix of the Company’s business, competitive pressures, changes in accounting, tax or regulatory practices or requirements and those risk factors detailed in the Company’s periodic reports and registration statements filed with the Securities and Exchange Commission. The Company undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this release.
Contact Information:
Paula J. Meiler, SVP & CFO
330-763-2873
paula.meiler@csb1.com

CSB BANCORP, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)
(Dollars in thousands except per share data)

	Quarters					YTD
	2010	2010	2010	2009	2009	2010	2009
EARNINGS	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	9 months	9 months

Net interest income FTE (a)	$4,016	$3,886	$3,935	$4,231	$3,920	$11,837	$11,744
Provision for loan losses	238	239	519	409	293	996	928
Other income	780	889	731	769	870	2,400	2,446
Other expenses	3,215	3,150	3,041	3,191	3,188	9,406	9,527
FTE adjustment (a)	59	53	54	56	56	166	154
Net income	882	921	737	931	858	2,540	2,460
Diluted EPS	0.32	0.34	0.27	0.34	0.31	0.93	0.90

PERFORMANCE RATIOS
Return on average assets (ROA)	0.78%	0.85%	0.67%	0.84%	0.80%	0.77%	0.78%
Return on average common equity (ROE)	7.41%	7.90%	6.44%	8.04%	7.49%	7.25%	7.33%
Net interest margin FTE (a)	3.76%	3.76%	3.78%	4.01%	3.84%	3.77%	3.90%
Efficiency ratio	66.72%	67.74%	64.83%	63.51%	66.10%	66.43%	67.53%
Number of full-time equivalent employees	144	144	140	144	146

MARKET DATA
Book value/common share	$17.26	$17.10	$16.88	$16.76	$16.67
Period-end common share mkt value	15.95	15.75	14.60	15.25	15.20
Market as a % of book	92.41%	92.11%	86.49%	90.99%	91.18%
PE ratio	12.56	12.50	12.37	12.30	12.77
Cash dividends/common share	$0.18	$0.18	$0.18	$0.18	$0.18	$0.54	$0.54
Common stock dividend payout ratio	56.25%	52.94%	66.67%	52.94%	58.06%
Average basic common shares	2,734,799	2,734,799	2,734,799	2,734,799	2,734,799	2,734,799	2,734,799
Average diluted common shares	2,734,799	2,734,799	2,734,799	2,734,799	2,734,799	2,734,799	2,734,799
Period end common shares outstanding	2,734,799	2,734,799	2,734,799	2,734,799	2,734,799
Common shares repurchased	0	0	0	0	0	0	0
Common stock market capitalization	$43,620	$43,073	$39,928	$41,706	$41,569

ASSET QUALITY
Gross charge-offs	$459	$20	$289	$82	$82	$768	$803
Net charge-offs (recoveries)	440	(14)	223	46	(6)	649	625
Allowance for loan losses	4,407	4,608	4,356	4,060	3,697
Nonperforming assets (NPAs)	5,410	6,335	6,492	4,303	4,545
Net charge-off/average loans ratio	0.55%	(0.02)%	0.29%	0.06%	(0.01)%	0.28%	0.26%
Allowance for loan losses/period-end loans	1.39	1.48	1.40	1.29	1.17
NPAs/loans and other real estate	1.71	2.03	2.09	1.37	1.44
Allowance for loan losses/nonperforming loans	83.99	75.69	70.02	98.04	82.05

CAPITAL & LIQUIDITY
Period-end tangible equity to assets	10.03%	10.16%	10.15%	9.73%	10.26%
Average equity to assets	10.58	10.70	10.44	10.45	10.68
Average equity to loans	14.97	14.99	14.89	14.54	14.38
Average loans to deposits	93.83	95.24	95.35	100.69	105.15

AVERAGE BALANCES
Assets	$446,099	$436,782	$444,916	$439,688	$425,439	$442,590	$423,601
Earning assets	423,591	414,137	422,487	418,737	404,629	420,076	402,465
Loans	315,355	311,647	311,789	315,168	316,149	312,943	317,957
Deposits	336,089	327,215	326,986	313,016	300,652	330,061	302,183
Shareholders’ equity	47,213	46,724	46,440	45,964	45,449	46,837	44,862

ENDING BALANCES
Assets	$451,586	$441,242	$435,622	$450,666	$427,391
Earning assets	428,895	419,855	413,771	428,301	406,054
Loans	316,909	311,857	310,900	313,482	314,717
Deposits	341,296	329,817	326,204	329,486	302,898
Shareholders’ equity	47,211	46,776	46,171	45,822	45,580
NOTES:

(a)	— Net Interest income on a fully tax-equivalent (“FTE”) basis restates interest on tax-exempt securities and loans as if such interest were subject to federal income tax at the statutory rate. Net interest income on an FTE basis is not an accounting principle generally accepted in the United States of America.

CSB BANCORP, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30,	September 30,
	2010	2009
ASSETS
Cash and cash equivalents
Cash and due from banks	$10,017,003	$8,681,607
Interest-earning deposits in other banks	33,267,298	13,258,887
Federal funds sold	328,000	0

Total cash and cash equivalents	43,612,301	21,940,494
Securities
Available-for-sale, at fair-value	72,501,236	72,614,370
Restricted stock, at cost	5,463,100	5,463,100

Total securities	77,964,336	78,077,470
Loans held for sale	426,900	100,000
Loans	316,908,759	314,717,245
Less allowance for loan losses	4,407,101	3,696,698

Net loans	312,501,658	311,020,547

Goodwill and core deposit intangible	2,147,172	1,908,399
Bank owned life insurance	2,933,453	2,827,263
Premises and equipment, net	8,006,587	8,541,328
Accrued interest receivable and other assets	3,993,240	2,975,062

TOTAL ASSETS	$451,585,647	$427,390,563

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Deposits:
Noninterest-bearing	$63,988,306	$46,366,578
Interest-bearing	277,307,388	256,531,562

Total deposits	341,295,694	302,898,140

Short-term borrowings	29,534,082	27,056,769
Other borrowings	31,656,959	49,857,842
Accrued interest payable and other liabilities	1,887,775	1,997,905

Total liabilities	404,374,510	381,810,656

Shareholders’ equity
Common stock, $6.25 par value. Authorized 9,000,000 shares; issued 2,980,602 shares in 2010 and 2009	18,628,767	18,628,767
Additional paid-in capital	9,993,812	9,992,329
Retained earnings	22,209,707	20,707,496
Treasury stock at cost — 245,803 shares in 2010 and 2009	(5,014,541)	(5,014,541)
Accumulated other comprehensive income	1,393,392	1,265,856

Total shareholders’ equity	47,211,137	45,579,907

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$451,585,647	$427,390,563

CSB BANCORP, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Quarter ended		Nine months ended
	September 30,		September 30,
	2010	2009	2010	2009
Interest and dividend income:
Loans, including fees	$4,383,865	$4,565,910	$12,971,389	$13,768,953
Taxable securities	665,217	776,163	2,063,440	2,461,570
Nontaxable securities	91,643	84,281	257,672	232,203
Other	18,538	7,978	52,040	16,835

Total interest and dividend income	5,159,263	5,434,332	15,344,541	16,479,561
Interest expense:
Deposits	889,351	1,055,241	2,641,606	3,353,042
Other	312,564	514,514	1,031,633	1,536,315

Total interest expense	1,201,915	1,569,755	3,673,239	4,889,357

Net interest income	3,957,348	3,864,577	11,671,302	11,590,204
Provision for loan losses	238,740	292,952	996,640	928,092

Net interest income after provision for loan losses	3,718,608	3,571,625	10,674,662	10,662,112

Non-interest income
Service charges on deposits accounts	295,148	313,269	850,612	930,779
Trust services	135,414	172,554	401,265	406,930
Securities gains (losses)	0	(33,613)	147,763	81,890
Gain on sale of loans	62,489	172,466	153,251	356,925
Other	287,186	245,435	847,568	669,841

Total non-interest income	780,237	870,111	2,400,459	2,446,365
Non-interest expenses
Salaries and employee benefits	1,751,102	1,747,309	5,099,625	5,151,886
Occupancy expense	196,842	265,563	608,974	739,725
Equipment expense	124,212	131,478	375,203	403,175
Franchise tax expense	135,000	135,000	405,050	371,370
Professional and director fees	133,788	157,137	457,492	485,453
FDIC deposit insurance	108,625	105,100	416,965	496,300
Amortization of intangible assets	15,750	16,227	47,250	48,772
Other expenses	749,786	629,899	1,995,762	1,830,180

Total non-interest expenses	3,215,105	3,187,713	9,406,321	9,526,861

Income before income tax	1,283,740	1,254,023	3,668,800	3,581,616

Federal income tax provision	401,500	395,700	1,128,500	1,121,300

Net income	$882,240	$858,323	$2,540,300	$2,460,316

Net income per share
Basic	$0.32	$0.31	$0.93	$0.90

Diluted	$0.32	$0.31	$0.93	$0.90

Note: Certain prior year balances have been reclassified to conform to the current year presentation.